EXHIBIT 23.1

Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

March 1, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Berkshire Homes, Inc. (A Development Stage Company) (fka: Indigo International, Corp) on Form S-1 of our audit report, dated March 12, 2012 relating to the accompanying balance sheets of Berkshire Homes, Inc. (A Development Stage Company) (fka: Indigo International, Corp), as of November 30, 2011 and 2010 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and from inception (June 2, 2010) through November 30, 2011, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC
Henderson, NV
March 1, 2013

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049 www.dejoyagriffith.com